UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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CF INDUSTRIES HOLDINGS, INC.
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1 2017 Third Quarter Financial Results November 1, 2017 NYSE: CF Shareholder Update NYSE: CF

Business Overview

CF Industries is a leading global commodity fertilizer and chemical company with outstanding operational capabilities and a highly cost advantaged production and distribution platform

- Our 3,000 employees operate world-class chemical manufacturing complexes in Canada, the United Kingdom and the United States
- We distribute our products through a system of terminals, warehouses, and associated transportation equipment located primarily in the Midwestern United States
- We also export nitrogen products from our Donaldsonville, Louisiana, and Yazoo City, Mississippi, manufacturing facilities and our United Kingdom manufacturing facilities in Billingham and Ince

World's Largest Ammonia Producer[1]

(Million metric tons, 2017)


CF 9,879
Yara 9,022
Nutrien 7,760
Group DF (Ukraine) 5,185
OCI 3,991
TogliattiAzot 3,500
Koch 3,294
EuroChem 2,744

End uses for our products

- Essential plant nutrient
- Chemical feedstock
- Emissions control

[1] *Source: IFDC; excludes Chinese state owned enterprise JAMG and Indonesian consortium PT Pupuk*

2

Performance & Executive Compensation

Performance & Executive Compensation Summary Market volatility impacts business performance despite operational strength: We operate in a highly cyclical industry, and our management team has delivered strong results in a challenging environment Robust benchmarking process: CEO target total direct compensation is at the peer group median and total spend on our top 5 executives is at the peer group median Compensation metrics are aligned with business strategy: Adjusted EBITDA is our primary annual incentive metric (at least 50%) for each of the last three years, with an additional quantifiable operating metric for 2017 and 2018 Demonstrated track record of pay-for-performance: No salary or target AIP increases for last two years 2015-2017 three-year AIP payout averaged 71%, with no payout in 2016, consistent with EBITDA results PRSUs granted in 2014 and 2015 resulted in no payout, consistent with relative TSR performance Changes to LTI enhance performance-based nature of compensation: 2018 plan increases the portion of PRSUs from 20% to 60% of the target LTI opportunity for 2018, and eliminates stock options Supplemental equity grant with three year cliff vesting enhances retention and provides bridge to 2018 LTI plan: Our executive team has executed on transformative projects, and management continuity is critical to our success; award is aligned with long-term interests of shareholders 4

Strong Performance Supporting Long-Term Value Creation

Recent Achievements amid Challenging Market Conditions

- Achieved industry leading recordable injury rate of 0.67 (industry average: 2.2), our lowest rate, while being the largest nitrogen producer in the world
- New capacity expansion plants started up safely and achieved up to 15-20% higher output than original nameplate capacity
- SG&A among the lowest in the industry at $10 per product ton or 4.6% of sales
- Reduced long-term debt by $1.1 billion and lowered our controllable cost of sales per product ton
- Strong history of integrating and improving acquired assets: increased production, margin, and safety record
- Achieved these exceptional results in one of the weakest global nitrogen pricing environments of the last two decades

The results of our capital investments to expand our capacity are evidenced by the strong growth in our gross ammonia production over the last several years

Due to the cyclical nature of the commodity chemical industry in which we operate, it is important to consider performance over a longer time horizon than just one year

Gross Ammonia Production[1]



Tons in Thousands
+44% (2013 – 2017)
7,105
7,011
7,673
8,307
10,295
2013
2014
2015
2016
2017

Strong Shareholder Return Over the Cycle[2]



Total shareholder return (TSR)
39%
-15%
17%
81%
126%
1
3
5
7
10
Calendar Years

[1] Includes amounts subsequently upgraded on-site into granular urea, UAN or AN
[2] Reflects total shareholder return as of 31-Dec-2017

5

= Base Salary Components of 2017 Compensation Paid in line with individual performance and contribution to company goals Aligned to competitive market data – all of our named executive officers are at or slightly below the peer group median for target total direct compensation Remained unchanged from 2016 for all NEOs Salary Annual Incentives See slide 8 for more details Subject to achievement of a specified EBITDA threshold If the threshold level of EBITDA is achieved, the amount of the actual incentive earned is determined based on our level of achievement of two performance metrics: 75%: level of achievement of adjusted EBITDA 25%: year-over-year percentage change in adjusted EBITDA (2017 vs. 2016) relative to the performance of a comparison group of other chemical companies Target annual incentive levels remained unchanged from 2016 for all NEOs Long-Term Incentives Based on a specified cash value, which amount is split among three different award types: 60%: stock options 20%: RSUs (3-year cliff vesting) 20%: PRSUs (3-year vesting based on relative TSR) Component Key Characteristics Changes to the LTI for 2018 Increasing performance-based awards to 60% of the LTI mix Increasing restricted stock unit awards to 40% of the LTI mix Eliminating stock options from the LTI mix CEO NEOs* Compensation Mix = Annual Incentives = Long-Term Incentives *Based on average NEO compensation 2017 Supplemental Shareholder Alignment Awards See slide 10 for more details The Committee approved additional awards for our NEOs in 2017 to enhance retention following their significant operating achievements and to align their long-term interests with those of our shareholders RSUs (3-year cliff vesting) Value at-risk, tied to stock price Vesting schedule facilitates long-term retention 85% Variable At-Risk Pay 74% Variable At-Risk Pay 6 15% 19% 66% 26% 21% 53%

Committee Process for Benchmarking and Target-Setting

Benchmarking for NEO Compensation

- CF's compensation has been at the **50th percentile** (± 15% based on individual contribution) of our peer group for target total direct compensation with opportunity to achieve above market compensation (75th percentile) for excellent performance
- The CEO is at the peer group median for target total direct compensation
- CF's total spend on our top 5 executives is at the median of the peer group

CEO LTI Target Grant Value as % of Peer Median[1]

The CEO's target LTI was below median for 2014, his first year in the role -- the Committee increased his target over time **commensurate with his performance and experience**


Market median
61%
70%
95%
100%
100%
2014
2015
2016
2017
2018

[1] Reflects target value recommended by the Compensation Committee

Target-Setting Process for Incentive Compensation

- **Our industry is inherently cyclical, with 50% swings in pricing not uncommon, impacting our financial results**
- Accordingly, there is a non-linear trend in our year-to-year operational and financial results – and in target-setting in our compensation program
- When setting performance hurdles for our incentive compensation programs, the Committee considers historical performance and management's outlook
- This outlook is built through a rigorous process incorporating current and futures prices for commodities relevant to our business
- The Committee believes that our incentive targets should reflect evolving market conditions

Urea - The Nitrogen Fertilizer Benchmark Annual Pricing vs. 15-Year Average[2]


$600
$500
$400
$300
$200
$100
$0
$ per ton
15-year average
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017

[2] Reflects Urea Barge Price per ton at New Orleans; Source: Fertecon

7

Annual Incentive Performance Metrics Align with Strategy The annual incentive awards granted to our named executive officers are contingent on exceeding an EBITDA funding threshold for the company's fiscal year, with the compensation committee reserving negative discretion If that EBITDA funding threshold is attained, actual payments are determined by performance metrics (from 0% of target for below threshold performance to 200% of target at maximum performance) as described below 2016 2017 Performance Metrics Reflect Strategic Imperatives 50%: progress toward the strategic objectives described above 25%: level of achievement of ammonia production goals, subject to achieving a gating level of performance of behavioral safety practices goals 2018 2016 was transformative for CF in extremely challenging market conditions The Committee set metrics to focus on strategic objectives including completion of $5.2 billion capacity expansion projects and successful implementation and execution of a major customer transaction for $2.8 billion 25%: year-over-year percentage change in adjusted EBITDA relative to the performance of a comparison group of other chemical companies Following a challenging market in 2016 with a challenging 2017 ahead for us and other global fertilizer and chemical peers, the Committee believed that Relative Adjusted EBITDA was appropriate because it compared CF’s performance to other market participants facing similar market challenges As challenging market conditions continued, the Committee believed that a focus on operational excellence would drive the company to safely maximize operational capacity and asset utilization 8 50%: level of achievement of adjusted EBITDA 75%: level of achievement of adjusted EBITDA 75%: level of achievement of adjusted EBITDA Adjusted EBITDA has been our primary metric for each of the last three years

Historical Payouts Demonstrate Pay-for-Performance Linkage

Despite significant accomplishments in operating our assets reliably and safely, our financial results were negatively impacted, particularly during 2015 and 2016, due to one of the weakest global nitrogen pricing environments of the last two decades

Annual Incentive Award

Year	EBITDA Funding Gate Attained?	Operating Performance Metric % of Target Achieved	Aggregate Short-Term Incentive Award Earned
2017	Yes	118% *(75% Weighting)* 150% *(25% Weighting)*	**126%**
2016	No	N/A	**0%**
2015	Yes	88%	**88%**

- Historical AIP outcomes – **our three-year average payout of ~71% of target** – illustrate our pay-for-performance philosophy and alignment with shareholders
- The increase in our CEO's compensation for 2017 vs. 2016 is primarily attributable to the **$0 payout** under our AIP in 2016

Long-Term Incentive Awards – PRSU Grants Vest Based on 3-Year TSR Relative to the S&P 500

NEO	2014 Grant *(2014-2016 Performance Period)*		2015 Grant *(2015-2017 Performance Period)*	
	PRSU Grant Value	Vested Compensation Realized from PRSU Award	PRSU Grant Value	Vested Compensation Realized from PRSU Award
W. Anthony Will	$500,817	**$0**	$699,863	**$0**
Dennis P. Kelleher	$240,703	**$0**	$220,074	**$0**
Douglas C. Barnard	$199,938	**$0**	$149,906	**$0**
Bert A. Frost	$260,114	**$0**	$169,954	**$0**

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Supplemental Shareholder Alignment Award Our executive team has executed on transformative projects, and management continuity is critical to our success, particularly as the Company’s new expanded production capabilities are operating at capacity The RSU award has a 3-year cliff vesting schedule, aligning the CEO with long-term stock performance and shareholder interests The award’s grant value for our CEO was $800,000, 15% of his target regular, annual LTI grant Committee Rationale, Considerations and Context The Committee granted these awards to retain our executive team and ensure continuity following the significant operating achievements they led to expand our production capacity and to align their long-term interests with those of our shareholders The Committee very rarely makes one-time equity awards outside of our normal compensation program and does so only in extraordinary circumstances – The Committee has not made similar one-off awards since 2010 in connection with the successful acquisition and post-merger integration of Terra Industries Inc. 10 Further, retaining continuity of key executives during the foreseeable future is critical to the success of the company because of the significant infrastructure investments being made to increase production

11 Compensation Governance Strong pay-for-performance alignment Robust clawback policy CEO stock ownership guideline: 5x base salary Annual bonus is 100% formulaic A majority of compensation for CEO and NEOs is performance-based and paid in equity No employment agreements Named executive officers are prohibited from hedging or pledging our stock No new excise tax gross-ups after 2011 (CEO and CFO have no such gross-up) No repriced stock options What We Do What We Don’t Do

Special Meeting Ratification

Overview of Management Proposal to Ratify Special Meeting Right 13 We are seeking ratification of our current charter and bylaw provisions that grant holders of at least 25% of our outstanding shares the ability to call special meetings 1 The Board has evaluated a number of different factors, and believes CF’s existing special meeting threshold is appropriate, particularly in light of our highly concentrated shareholder base 2 The Board considers the existing special meeting right in the context of the company’s overall corporate governance practices and shareholder rights 3 CF recently engaged with holders of 45% of our outstanding shares on this topic, who expressed support for CF’s governance practices 4 CF recently amended its bylaws to make the parameters surrounding the right to call a special meeting more shareholder friendly (see slide 15 for more details) 5 The Board will continue to evaluate potential changes to the company's governance structure, policies and practices that it believes will serve the best interests of the company and its shareholders

Special Meeting Right Considerations We have maintained our special meeting right, which includes a 25% ownership threshold, since we put forward a management proposal in 2014 that passed with overwhelming support This year, we received a shareholder proposal to reduce the ownership threshold for our shareholders to call a special meeting from the existing 25% to 10% We believe that a vote in favor of ratification is tantamount to a vote against a proposal to lower the ownership threshold to 10% Our highly concentrated shareholder base, in which any 3 of our top 5 shareholders can aggregate to call a special meeting at our current threshold Continued Board commitment to evaluate potential corporate governance changes that it believes will serve the best interests of the company and its shareholders The Board has evaluated a number of different factors in adopting and retaining the existing special meeting right, including: Shareholder interest in having a meaningful right to call a special meeting The resources required to convene a special meeting The opportunities shareholders otherwise have to engage with the Board and management in between annual meetings Our existing right prevents the unnecessary waste of corporate resources: The charter and bylaw provisions are designed to ensure that a special meeting will be called only if a significant portion of our shareholder base believes in the urgency of holding such a meeting Current threshold is consistent with market practice: of U.S.-based S&P 500 companies with special meeting rights, ~67% have a threshold of 25% or greater 14 The company’s overall corporate governance practices and shareholder rights, including proxy access, annual election of directors, and no supermajority voting Recent engagement with holders of 45% of our outstanding shares on this topic, who expressed support for CF’s governance practices Recent amendment to CF’s bylaws, to make the parameters surrounding the right to call a special meeting more shareholder friendly (see slide 15 for more details)

Recent Board Changes to Special Meeting Right CF’s Board of Directors amended the Company’s Bylaws to update certain provisions on the right of shareholders to call a special meeting Previously, shareholders were prohibited from calling a special meeting with respect to an item other than the election or removal of directors where an identical or substantially similar item was presented at an annual or special meeting held within 12 months before the delivery of the applicable special meeting request Previously, shareholders were prohibited from calling a special meeting on items that are substantially similar to another item that is included in the Company’s notice of meeting as an item of business to be brought before a shareholder meeting that has been called but not yet held or that is called for a date within 120 days of the Company’s receipt of the special meeting request These amendments and the current threshold are consistent with the Company’s long-standing commitment to best practices in corporate governance The Board reduced that period to 90 days The revised provision instead applies only where an identical or substantially similar item is already included in the Company’s notice of meeting as an item of business to be brought before an annual or special meeting that has been called by the time the applicable special meeting request is delivered but not yet held Previous Bylaw Provision Board Action / Updated Provision 15

We Are Asking for Your Support at our 2018 Annual Meeting We have a qualified and experienced Board of Directors with the right skills and expertise to oversee management We link pay with performance, setting rigorous targets and aligning incentives with results that drive shareholder value We maintain a robust shareholder right to call special meetings that complements other shareholder rights and a best-in-class corporate governance profile We request your support for the following proposals at our 2018 Annual Meeting FOR the election of Directors nominated by the CF Board FOR the advisory resolution on executive compensation (say-on-pay) FOR the ratification of provisions granting shareholders the ability to call special meetings FOR the ratification of selection of CF’s independent registered public accounting firm for 2018 16

Appendix

18 Regular assessment of Board composition and attributes; consideration of diversity in identifying nominees for directors Annual election of directors Proxy access bylaw (3% ownership threshold with a 3-year holding period / 25% of the Board / 20 aggregation limit) Stock ownership requirements for directors and executive officers Shareholder ability to call special meetings (25% threshold) No supermajority voting provisions in charter or bylaws Policy on adoption of a shareholder rights plan Robust shareholder engagement program Regular review and disclosure of political contributions Board review and disclosure of Corporate Sustainability report using GRI framework Corporate Governance Practices We believe that building positive relationships with our shareholders is critical to our success We regularly engage with our shareholders on a variety of topics, including our strategic priorities, financial performance, corporate governance, and executive compensation program Feedback is shared with our senior management, the Board’s committees, and the full Board, as applicable Commitment to an Open Dialogue with Our Shareholders Strong Corporate Governance Practices

Independent Board with the Right Skills and Expertise Balanced Tenure Average Tenure: 6.9 Years Summary of Core Director Competencies Skill Definition Total1 Public Company Governance Deep understanding of the Board’s duties and responsibilities enhances board effectiveness and ensures independent oversight 7 Senior Executive Leadership Current/former CEOs or senior executives can effectively challenge management and contribute practical insight 9 Operations Benefit from directors with experience serving in senior executive roles at global manufacturing and distribution companies 7 Accounting and Finance Expertise Helps ensure the integrity of our financial reporting and the critical evaluation of our performance 7 Industry Focus Directors who are knowledgeable about the chemical, energy, and agriculture industries help guide the company in assessing trends and external forces in these industries 7 International Business Offer guidance as we develop and grow our international manufacturing operations and global product distribution 5 Strategic Initiatives Experience with transactions, partnerships, capital projects, and integration helps us identify, pursue and consummate the right major initiatives to achieve our strategic objectives and realize synergies and optimal growth 10 Risk Management Provide valuable insight as we make decisions on our strategic plan 10 Environmental & Safety As core values, we put safety first and act as stewards for the environment, taking guidance from directors who have experience at industrial manufacturing companies 6 1 Represents the aggregate number of directors with each skill; a matrix with individual director attribution will be available in the proxy statement Independent chairman and chair of the corporate governance and nominating committee lead process to regularly review overall Board composition Board composition & succession planning is a standing item on the agenda for each regular corporate governance and nominating committee meeting Review process incorporates results of the annual Board and committee self-assessment process in assessing and determining whether any gaps in experience, qualifications, attributes, and skills exist When anticipating change, the Board generally prefers to recruit and add new directors such that there is time for the new directors to learn in detail our strategy, business, and governance in advance of expected departures Focus On Board Composition & Succession Planning Independent chairman of the Board / separate chief executive officer Annual election of directors Majority voting in uncontested elections 9 of our 10 director nominees are independent (all except CEO) Independent directors meet regularly in executive session Annual Board and committee self-evaluations, including peer evaluations Women comprise 20% of director nominees Governance Highlights 19 5 Dir 0 - 4 Years 1 Dir 5 - 9 Years 4 Dir 10+ Years

Safe harbor statement All statements in this communication by CF Industries Holdings, Inc. (together with its subsidiaries, the “Company” or “we,” “our” or “us”), other than those relating to historical facts, are forward-looking statements. These statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements may also relate to our prospects, future developments and business strategies. We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" or "would" and similar terms and phrases, including references to assumptions, to identify forward-looking statements in this document. These forward-looking statements are made based on currently available competitive, financial and economic data, our current expectations, estimates, forecasts and projections about the industries and markets in which we operate and management's beliefs and assumptions concerning future events affecting us. These statements are not guarantees of future performance and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Therefore, our actual results may differ materially from what is expressed in or implied by any forward-looking statements. We want to caution you not to place undue reliance on any forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, the cyclical nature of our business and the agricultural sector; the global commodity nature of our fertilizer products, the impact of global supply and demand on our selling prices, and the intense global competition from other fertilizer producers; conditions in the U.S. and European agricultural industry; the volatility of natural gas prices in North America and Europe; difficulties in securing the supply and delivery of raw materials, increases in their costs or delays or interruptions in their delivery; reliance on third party providers of transportation services and equipment; the significant risks and hazards involved in producing and handling our products against which we may not be fully insured; our ability to manage our indebtedness; operating and financial restrictions imposed on us by the agreements governing our senior secured indebtedness; risks associated with our incurrence of additional indebtedness; our ability to maintain compliance with covenants under the agreements governing our indebtedness; downgrades of our credit ratings; risks associated with cyber security; weather conditions; risks associated with changes in tax laws and disagreements with taxing authorities; our reliance on a limited number of key facilities; potential liabilities and expenditures related to environmental, health and safety laws and regulations and permitting requirements; future regulatory restrictions and requirements related to greenhouse gas emissions; risks associated with expansions of our business, including unanticipated adverse consequences and the significant resources that could be required; the seasonality of the fertilizer business; the impact of changing market conditions on our forward sales programs; risks involving derivatives and the effectiveness of our risk measurement and hedging activities; risks associated with the operation or management of the strategic venture with CHS, Inc., risks and uncertainties relating to the market prices of the fertilizer products that are the subject of our supply agreement with CHS over the life of the supply agreement, and the risk that any challenges related to the CHS strategic venture will harm our other business relationships; risks associated with our Point Lisas Nitrogen Limited joint venture; acts of terrorism and regulations to combat terrorism; risks associated with international operations; and deterioration of global market and economic conditions. More detailed information about factors that may affect the Company’s performance and could cause actual results to differ materially from those in any forward-looking statements may be found in CF Industries Holdings, Inc.’s filings with the Securities and Exchange Commission, including CF Industries Holdings, Inc.’s most recent annual and quarterly reports on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the Company’s website. Forward-looking statements are given only as of the date of this presentation and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. 20